EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of Weight Watchers International, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 28, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David P. Kirchhoff, certify, pursuant to 18 U.S.C. Section 1350, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2008	By:	/s/ DAVID P. KIRCHHOFF
David P. Kirchhoff President, Chief Executive Officer and Director (Principal Executive Officer)